                                                                   Exhibit 10.23

                                IMPERIAL BANK
                                 Member FDIC

                          GENERAL SECURITY AGREEMENT
                  (Tangible and Intangible Personal Property)


This Agreement is executed on April 15, 1997, by INTERNET TRAVEL NETWORK (hereinafter called "Obligor"). In consideration of financial accommodations given, to be given or continued, the Obligor grants to IMPERIAL BANK (hereinafter called "Bank") a security interest in (a) all property (i) delivered to Bank by Obligor, (ii) which shall be in Bank's possession or control in any matter or for any purpose, (iii) described below, (iv) now owned or hereafter acquired by Obligor of the type or class described below and/or in any supplementary schedule hereto, or in any accessions thereto, and all property which Obligor may receive on account of such collateral which Obligor will immediately deliver to Bank (collectively referred to as "Collateral") to secure payment and performance of all Obligor's present or future debts or obligations to Bank, whether absolute or contingent (hereafter referred to as "Debt"). Unless otherwise defined, words used herein have the meanings given them in the California Uniform Commercial Code.

Collateral:

A.  VEHICLE, VESSEL, AIRCRAFT:

     Year  Make/Manufacturer  Model  Indemnification  License or       New or
                                     And Serial No.   Registration No. Used


Engine or other equipment:______________________________________________________
(For aircraft - original ink signature on copy to FAA)

B.  DEPOSIT ACOUNTS:

Type  _________________  Account Number________________  Amount_________________

In name of  ______________________________  Depository  ________________________
AND ALL EXTENSIONS OR RENEWALS THEREOF.

C.  ACCOUNTS, INTANGIBLES AND OTHER:  (Describe)

All personal property, whether presently existing or hereafter created or acquired, including but not limited to: All accounts, chattel paper, documents, instruments, money, deposit accounts and general intangibles including returns, repossessions, books and records relating thereto, and equipment containing said books and records. All Investment property including securities and securities entitlements. All goods including equipment and inventory. All proceeds including without limitation, insurance proceeds. And all guarantees and other security thereof.



The collateral not in Bank's possession will be located at: 453 Sherman Ave., Palo Alto, CA 94306

[_] If checked, the Obligor is executing this Agreement as an Accommodation
    Debtor only and the Obligor's liability is limited to the security interest granted in the Collateral described herein. The party being accommodated is

                                                                    ("Borrower")

All the terms and provisions on the reverse side hereof are incorporated herein as though set forth in full, and constitute a part of this Agreement.

         Name                             Signature                 Address
                              (indicate title, if applicable)
INTERNET TRAVEL NETWORK    BY:_______________________________   453 Sherman Ave.
                                                                -------------------
_______________________    __________________________________   Palo Alto, CA 94306
                                                                -------------------

Obligor represents, warrants and agrees:

1. Obligor will immediately pay (a) any Debt when due, (b) Bank's costs of collecting the Debt, of protecting, insuring or realizing on Collateral, and any expenditure of Bank pursuant hereto, including reasonable attorneys' fees and expenses, with interest at the rate of 24% per year, or the rate applicable to the Debt, whichever is less, from the date of expenditure, and (c) any deficiency after realization of Collateral.

2. Obligor will use the proceeds of any car loan that becomes Debt hereunder for the purpose indicated on the application therefore, and will promptly contract to purchase and pay the purchase price of any property which becomes Collateral hereunder from the proceeds of any loan made for that purpose.

3. As to all Collateral in Obligor's possession (unless specifically otherwise agreed to by Bank in writing), Obligor will:

(a) Have, or has, possession of the Collateral at the location disclosed to Bank and will not remove the Collateral from the location.

(b)  Keep the collateral separate and identifiable.

(c) Maintain the Collateral in good and saleable condition, repair it if necessary, clean, feed, shelter, water, medicate, fertilize, cultivate, irrigate, prune and otherwise deal with the Collateral in all such ways as are generally considered good practice by owners of like property, use it lawfully and only as permitted by insurance policies, and permit Bank to inspect the Collateral at any reasonable time.

(d) Not sell, contract to sell, lease, encumber or transfer the Collateral (other than inventory Collateral) until the Debt has been paid, even though Bank has a security interest in proceeds of such Collateral.

4.   As to collateral which is inventory and accounts, Obligor:

(a) May, until notice from Bank, sell, lease or otherwise dispose of inventory Collateral in the ordinary course of business only, and collect the cash proceeds thereof.

(b) Will, upon notice from Bank, deposit all cash proceeds as received in a demand deposit account with Bank, containing only such proceeds and deliver statements identifying units of inventory disposed of, accounts which gave rise to proceeds, and all acquisitions and returns of inventory as required by Bank.

(c) Will receive in trust, schedule on forms satisfactory to the Bank and deliver to Bank all non-cash proceeds other than inventory received in trade.

(d) If not in default, may obtain release of Bank interest in individual units of inventory upon request, therefore, payment to Bank of the release price of such units shown on any Collateral schedule supplementary hereto, and compliance herewith as to proceeds thereof.

5. As to Collateral which are accounts, chattel paper, general intangibles and proceeds described in 4(c) above. Obligor warrants, represents and agrees:

(a) All such Collateral is genuine, enforceable in accordance with its terms, free from default, prepayment, defense and conditions precedent (except as disclosed to and accepted by Bank in writing), and is supported by consecutively numbered invoices to, or rights against, the debtors thereon. Obligor will supply Bank with duplicate invoices or other evidence of Obligor's rights on Bank request;

(b) All persons appearing to be obligated on such Collateral have authority and capacity to contract;

(c) All chattel paper is in compliance with law as to form, content and manner of preparation and execution and has been properly registered, recorded, and/or filed to protect Obligor's interest thereunder;

(d) If an account debtor shall also be indebted to Obligor on another obligation, any payment made by him not specifically designated to be applied on any particular obligation shall be considered to be a payment on the account in which Bank has a security interest. Should any remittance include a payment not on an account, it shall be delivered to Bank and, if no event of default has occurred, Bank shall pay Obligor the amount of such payment;

(e) Obligor agrees not to compromise, settle or adjust any account or renew or extend the time of payment thereof without Bank's prior written consent.

6. Obligor owns all Collateral absolutely, and no other person has or claims any interest in any Collateral, except as disclosed to and accepted by Bank in writing, Obligor will defend any proceeding which may affect title to or Bank's security interest in any Collateral, and will indemnify and hold Bank free and harmless from all costs and expenses of Bank's defense.

7. Obligor will pay when due all existing or future charges, liens or encumbrances on and all taxes and assessments new or hereafter imposed on or affecting the Collateral and, if the Collateral is in Obligor's possession, the realty on which the Collateral is located.

8. Obligor will insure the Collateral with Bank as loss payee in form and amounts with companies, and against risks and liability satisfactory to Bank, and hereby assigns such policies to Bank, agrees to deliver them to Bank at Bank's request, and authorizes Bank to make any claim thereunder, to cancel the insurance on Obligor's default, and to receive payment of and endorse any instrument in payment of any loss or return premium. If Obligor should fail to deliver the required policy or policies to the Bank, Bank may, at Obligor's cost and expense, without any duty to do so, get and pay for insurance naming as the insured, at Bank's option, either both Obligor and Bank, or only Bank, and the cost thereof shall be secured by this Security Agreement, and shall be repayable as provided in Paragraph 1 above.

9. Obligor will give Bank any information it reasonably requires. All information at any time supplied to Bank by Obligor (including, but not limited to, the value and condition of Collateral, financial statements, financing statements, and statements made in documentary Collateral is correct and complete, and Obligor will notify Bank of any adverse change in such information. Obligor will promptly notify Bank of any change of Obligor's residence, chief executive office or mailing address.

10. As long as there are monies outstanding under the Security and Loan Agreement or the Note, Bank is irrevocably appointed Obligor's attorney-in-fact to do any act which Obligor is obligated hereby to do, to exercise such rights as Obligor may exercise, to use such equipment as Obligor might use, to enter Obligor's premises to give notice of Bank's security interest, and to collect Collateral and proceeds and to execute and file in Obligor's name any financing statements and amendments thereto required to perfect Bank's security interest hereunder, all to protect and preserve the Collateral and Bank's rights hereunder. Bank may:

     (a) Endorse, collect and receive delivery or payment of instruments and documents constituting Collateral;

     (b) Make extension agreements with respect to or affecting Collateral, exchange it for other Collateral, release persons liable thereon or take security for the payment thereof, and compromise disputes in connection therewith

     (c) Use or operate Collateral for the purpose of preserving Collateral or its value and for preserving or liquidating Collateral.

11. If more than one Obligor signs this Agreement, their liability is joint and several. Any Obligor who is married agrees that recourse may be had against separate property for the Debt. Discharge of any Obligor except for full payment, or any extension, forbearance, change of rate of interest, or acceptance, release or substitution of Collateral or any impairment or suspension of Bank's rights against an Obligor, or any transfer of an Obligor's interest to another shall not affect the liability of any other Obligor. Until the Debt shall have been paid or performed in full, Bank's rights shall continue even if the Debt is outlawed. All Obligors waive: (a) any right to require Bank to proceed against any Obligor before any other, or to pursue any other remedy; (b) presentment, protest and notice of protest, demand and notice of nonpayment, demand or performance; (c) any right to the benefit of or to direct the application of any Collateral until the Debt shall have been paid; (d) and any right of subrogation to Bank until Debt shall have been paid or performed in full.

12. Upon default, at Bank's option, without demand, all or any part of the Debt shall immediately become due. Bank shall have all rights given by law, and may sell, in one or more sales, Collateral in any county where Bank has an office. Bank may purchase at such sale. Sales for cash or on credit to a wholesaler, retailer or user of the Collateral, or at public or private auction, are all to be considered commercially reasonable. Bank may require Obligor to assemble the Collateral and make it available to Bank at the entrance to the location of the Collateral, or a place designated by Bank.

     Defaults shall include:

     (a) Obligor's failure to pay or perform this or any agreement with Bank or breach of any warranty hereon, or Borrower failure to pay or perform any agreement with Bank.

     (b) Any change in Obligor's or Borrower's financial condition which in Bank's judgment impairs the prospect of Borrower's payment or performance.

     (c) Any actual or reasonably anticipated deterioration of the Collateral or in the market price thereof which causes it, in Bank's judgment, to become unsatisfactory as security.

     (d)  Any levy or seizure against Borrower or any of the Collateral.

     (e) Death, termination of business, assignment for creditors, insolvency, appointment of receiver, or the filing of any petition under bankruptcy or debtors relief laws of, by or against Obligor or Borrower or any guarantor of the Debt.

     (f) Any warranty or representation which is false or is believed in good faith by Bank to be false.

13. Bank's acceptance of partial or delinquent payments or the failure of Bank to exercise any right or remedy shall not waive any obligation of Obligor or Borrower or right of Bank to modify this Agreement, or waive any other similar default.

14. On transfer of all or any part of Debt, Bank may transfer all or any part of the Collateral. Bank may deliver all or any part of the Collateral to any Obligor at any time. Any such transfer or delivery shall discharge Bank from all liability and responsibility with respect to such Collateral transferred or delivered. This Agreement benefits Bank's successors and assigns and binds Obligor's heirs, legatees, personal representatives, successors and assigns. Obligor agrees not to assert against any assignee of Bank any claim or defense that may exist against Bank. Time is of the essence. This Agreement and supplementary schedules hereto contain the entire security agreement between Bank and Obligor. Obligor will execute any additional agreements, assignments or documents reasonably required by Bank to carry this Agreement into effect.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of California, to the jurisdiction of whose courts the Obligor hereby agrees to submit. Obligor agrees that service of process may be accomplished by any means authorized by California law. All words used herein in the singular shall be considered to have been used in the plural where the context and construction so require.

                                 IMPERIAL BANK

                                  Member FDIC

                                      NOTE


$500,000.00                    San Jose, California      April 15, 1997

On October 5, 2001, and as hereinafter provided, for value received, the undersigned promises to pay to IMPERIAL BANK ("Bank"), a California banking corporation, or order, at its Santa Clara Valley Regional office, the principal sum of $500,000.00, or such sums up to the maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of disbursement or N/A, whichever is later, on the unpaid principal balance at the rate of ________ % per year at the rate of 1.750% per year in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $250.00, whichever is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

Interest shall be payable [X] monthly [_] quarterly [_] included with principal in addition to principal beginning May 5, 1997, and if not so paid shall become a part of the principal. All payments shall be applied first to interest, and the remainder, if any, on principal, [X] (If checked), Principal shall be payable in installments of $______ , or more, each installment on the *_______ day of each *________, beginning *___________. Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

          Any partial prepayment shall be applied to the installments, if any , in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

          Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor; the death of any Obligor; or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself in good faith, insecure.

[X] If any installment payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be constituted as any obligation on the part of the holder of this note to accept payment of any installment past due or less than the total unpaid principal balance after maturity.

     If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorney's fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this note, and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

     No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.

  *See attached addendum

________________________________    INTERNET TRAVEL NETWORK
                                    -----------------------

________________________________    By________________________________
                                      Ken Swanton, Chief Exec. Officer

________________________________     By________________________________________
                                       Matthew Ackerman, Vice President Finance

                               ADDENDUM TO NOTE

Disbursements under the Note shall be available through April 5, 1998. On said date, the outstanding balance of the disbursements under the Note shall be converted to an amortizing loan payable in 30 equal monthly payments of principal plus accrued interest commencing May 5, 1998.

All principal and accrued but unpaid interest shall in any event be due and payable on October 5, 2001.


INTERNET TRAVEL NETWORK

By:____________________________
  Ken Swanton, Chief Exec. Officer

By:____________________________

                                   EXHIBIT A


Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or conditions of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance or principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided in the Security and Loan Agreement, as it may vary from time to time.

If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

INTERNET TRAVEL NETWORK


By:__________________________
  Ken Swanton, Chief Exec. Officer


By:__________________________

IMPERIAL BANK
Member FDIC

226 Airport Parkway
San Jose, California

Subject:  Credit Terms and Conditions ("Agreement")

Gentlemen:

To induce you to make loans to the undersigned (herein called "Borrower"), and in consideration of any loan or loans you, in your sole discretion, may make to Borrower, Borrower warrants and agrees as follows:

A.   Borrower represents and warrants that:
     1.   Existence and Rights.
                Company is a corporation.

Borrower is duly organized and existing and in good standing under the laws of the State of California and is authorized and in good standing to do business in the State of California. Borrower has powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary except for such jurisdictions in which failure to qualify would not have a material adverse affect on Borrower, and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity, except as previously disclosed to Bank.

     2. Agreement Authorized. The execution, delivery and performance of this Agreement are duly authorized and to the knowledge of Borrower do not require the consent or approval of any governmental body or other regulatory authority, to the knowledge of Borrower are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

     3. No Conflict. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

     4. Litigation. To the knowledge of Borrower as of the date hereof, there is no litigation or other proceeding pending or threatened against or affecting Borrower, and to the knowledge of Borrower as of the date hereof, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

     5. Financial Condition. The balance sheet of Borrower as of 2/28/97, and the related profit and loss statement for the 2 months ended on that date, a copy of which has heretofore been delivered to you by Borrower, and all other statements and data submitted in writing by Borrower to you in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no materially adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

                                April 15, 1997



Borrower:  Internet Travel Network



          6. Title to Assets. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section C.3 hereof.

          7. Tax Status. Borrower has not been informed that it has liability for any delinquent state, local or federal taxes, and if Borrower has contracted with any government agency, Borrower has not been informed that it has liability for renegotiation of profits.

          8. Trademarks, Patents. To the knowledge of Borrower, Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

          9. Regulation U: The proceeds of this loan shall not be used to purchase or carry margin stock (as defined with Regulation U of the Board of Governors of the Federal Reserve System).

B. Borrower agrees that so long as it is indebted to you, it will, unless you shall otherwise consent in writing:

          1. Rights and Facilities. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair, conduct its business in an orderly manner without voluntary interruption to the extent controlled by Borrower and, if a corporation or partnership, maintain and preserve its existence.

          2. Insurance. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses.

          3. Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:
         (a) The same are being contested in good faith and by appropriate proceedings in such manners as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder, and
         (b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

          4. Records and Reports. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit your representatives to have access to, and to examine its properties, books and records at all reasonable times; and furnish you;
          (a) As soon as available, and in any event within 25 days after the close of each month of each fiscal year of Borrower, commencing with the month next ending, a balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and stating in comparative from the figures for the corresponding date and period in the previous fiscal year, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end audit adjustments .

          (b) As soon as available, and in the event within 120 days after the close of each fiscal year of Borrower, a report of audit of Company as of the close of and for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the close of and for the previous fiscal year, with the unqualified opinion of accountants satisfactory to you.
          (c) A certificate by chief financial officer within 25 days after the close of each month of each fiscal year of Borrower, or partner of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Letter of Inducement to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein, or, if any such event has occurred or any such condition exists, specifying the nature thereof:
          (d) Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim audit of the accounts of Borrower made by such accountants;
          (e) Promptly after the same are available, copies of all such proxy statements, financial statements and reports as Borrower shall send to its stockholders, if any, and copies of all reports which Borrower may file with the Securities and Exchange Commission or any governmental authority at any time substituted therefor; and
          (f) Such other information relating to the affairs of Borrower as you reasonably may request from time to time.
          (g) Notice of Default, Promptly notify the Bank in writing of the occurrence of any event of default hereunder or any event which upon notice and lapse of time would be an event of default.

C. Borrower agrees that so long as it is indebted to you, it will not, without your written consent:

          1. Type of Business; Management. Make any substantial change in the character of its business; or make any change in its executive management which would reasonably be expected to have a material adverse effect on Borrower's business.

          2. Outside Indebtedness. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than (i) loans from you except obligations now existing as shown in financial statement dated 2/28/97, excluding those being refinanced by your bank, or (ii) equipment leases; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due unless such indebtedness is fully subordinated to Bank.

          3. Liens and Encumbrances. Create, incur, or assume any mortgage, pledge encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in your favor.

          4. Loans, Investments, Secondary Liabilities. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

          5. Acquisition or Sale of Business; Merger or Consolidation. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted including without limitation the selling of any property or other _____ accompanied by the ______ back of the same. In the case of this Section C (5), written consent not to be unreasonably withheld.

          6. Dividends, ___, Payments. If a corporation, declare or pay any dividend (other than dividends payable in common stock of Borrower) or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock. Notwithstanding the foregoing, nothing in this agreement shall prohibit Borrower from (i) licensing or selling its products in the ordinary course of its business, (ii) entering into strategic partnerships, or (iii) selling or issuing any of its securities.

D. The occurrence of any one of the following events of default shall, at your option, terminate your commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to you immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

          1. Failure to Pay Note. Failure to pay any installment of principal or of interest on any indebtedness of Borrower to you and such failure continues after a period of 10 day.
          2. Breach of Covenant. Failure of Borrower to perform any other term or condition of this Agreement binding upon Borrower.
          3. Breach of Warranty. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made or at the time to which such representation or warranty relates.
          4. Insolvency; Receiver or Trustee. Borrower shall become insolvent or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.


          5. Judgments, Attachments. Any money judgment, writ or warrant of attachment or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period of 10 days or in any event later than five days prior to the date of any proposed sale thereunder.

          6. Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it shall be consented to.

E.   Miscellaneous Provisions.

     1. Failure or Indulgence Not Waiver. No failure or delay on the part of your Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any note issued in connection with a loan that your Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

See Addendum April 15, 1997 attached hereto and incorporated herein by this reference for addition terms. In the event of a conflict between this Agreement and the Addendum, the terms in the Addendum prevail.

Internet Travel Network



By:___________________________________________________
           (Authorized Signature and Title)

                            Internet Travel Network
                    Addendum to Credit Terms and Conditions
                             Dated April 15, 1997


FACILITIES
----------

1. $1,250,000 Revolving Line of Credit. Line limited to $1,000,000 until Bank receives evidence of a signed term sheet for a minimum of $2,000,000 from investors acceptable to Bank.

2.  $5000,000 Equipment Loan.

Throughout this document, all items identified as (1) shall refer to the Revolving Line of Credit and all items identified as (2) shall refer to the Equipment Loan. All items not identified as either (1) or (2) shall apply to both the Revolving Line of Credit and the Equipment Loan. All items under the sections entitled "FINANCIAL COVENANTS", "REPORTING REQUIREMENTS", and "OTHER COVENANTS" shall apply to both the Revolving Line of Credit and the Equipment Loan.

PURPOSE
-------

1.  To support working capital requirements.

2.  To finance capital equipment purchases.

AVAILABILITY
------------

1.  Upon execution of documents and payment of related fees.

2. Upon evidence of receipt of no less than $4,000,000 in new equity, execution of documents and payment of related fees.

MATURITY
--------

1. July 31, 1997. Upon receipt of Bank of evidence of receipt of a minimum of $4,000,000 in new equity from an investor satisfactory to Bank, the maturity date will automatically be extended to 364 days from the original date of documents.

2.  October 5, 2001.

PAYMENT
-------

1.  Interest due monthly; principal due at maturity.

2. Interest only drawdown period through April 5, 1998, with the outstanding principal balance thereafter amortized, with equal monthly payments of principal, plus accrued interest through maturity.

SECURITY
--------

1 & 2. Perfected first priority security interest in all corporate assets, excluding leased equipment.

Internet Travel Network
Addendum to Credit Terms and Conditions
April 15, 1997
Page 2 of 3
-----------


BORROWING FORMULA
-----------------

1. None through 7/31/97. Thereafter, 75% of Eligible Accounts (as hereafter defined), due and payable by debtors whose principal offices are located within the United States or foreign accounts approved by Bank in writing. In addition to the definitions contained in the Security and Loan Agreement dated the date hereof, as used herein "Eligible Accounts" will include those accounts receivable of Borrower which are outstanding less than 90 days from invoice date subject to certain exclusions for non-approved foreign, government, contra, progress billings, and inter-company accounts. Any account receivable which alone exceeds 20% of the total accounts receivable of Borrower will be ineligible to the extent said accounts exceed 20% of the total accounts. Exceptions to the concentration limit to be allowed for accounts approved by Bank in writing, which will each be allowed to constitute up to 40% of Eligible Accounts. If 25% or more of an account receivable is past due (aged greater than 90 days), then the entire account is ineligible.

   2.85% of submitted paid equipment invoices less soft costs such as tax, freight, installation, etc.

PRICING
-------

Interest Rate:
-------------

1. Bank's Prime Rate / 1.25%, reducing to Bank's Prime Rate / 0.75% upon evidence of the achievement of operating and net after tax profitability in two consecutive fiscal quarters.

2.  Bank's Prime Rate / 1.75%

Fee:
---

1. $3,500 payable upon acceptance of commitment. Borrower, at its option, may draw on the Revolving Line of Credit to pay the Loan Fee.

2.  $2,500.

Warrant:
-------

1. Bank to receive a Warrant to purchase $75,000 in shares of Borrower's Series A Preferred Stock at the Series A price. Bank agrees to modify the Warrant according to the following:

A. If Borrower receives a minimum of $2,000,000 in new equity by 7/31/97, then the Warrant shall be adjusted to purchase shares of Borrower's Series B Preferred Stock at the Series B price.

B. If through 7/31/97 the outstanding amount under the Line of Credit does not exceed $500,000, then Bank will refund $50,000 of the Warrant amount.

2. Bank to receive a Warrant to purchase $25,000 in shares of Borrower's Series B Preferred Stock at the Series B price.

The Warrants are to be on the Bank's form and mutually agreeable to Bank and Borrower, with 5 year maturities inclusive of certain provisions to include, but not be limited to, net exercise provisions and anti-dilution protections identical to that of the Series A Preferred Stock, as applicable.

Internet Travel Network
Addendum to Credit Terms and Conditions
April 15, 1997
Page 3 of 3
-----------

DEPOSITS
--------

Borrower to maintain primary operating and depository accounts with Bank. Borrower to maintain a minimum of 50% of investible funds in interest-bearing accounts at Bank.

FINANCIAL COVENANTS
-------------------

Beginning with the quarter ending 9/30/97, Borrower to maintain the following financial covenants on a quarterly basis:

                  1)  Minimum Quick Ratio of 1.0:1.0.
                  2)  Minimum TNW of $1,500,000.
                  3)  Maximum Debt/TNW of 1.5:1.0.
                  4)  Maximum quarterly net after tax loss:

                           12/31/97:        $1,000,000
                           03/31/98         $1,000,000
                           Profitability on an operating and net after tax basis beginning with the fiscal quarter ending 6/30/98

REPORTING REQUIREMENTS
----------------------

In addition to the reporting requirements contained in the Credit Terms and Conditions, the Borrower will provide:

1. Monthly A/R and A/P agings and Borrowing Base Certificate within 25 days of month end.

2. Financial projections or other financial exhibits which Bank may reasonably request.

OTHER COVENANTS
---------------

In addition to the covenants contained in the Credit Terms and Conditions, the Borrower agrees:

1) Borrower to notify Bank in writing of any legal action known to company commenced against it which may result in damages over $100,000.
2) Borrower to provide Bank proof of insurance covering all tangible corporate assets and a Lender's Loss Payable Clause with Bank as Loss Payee.
3) Beginning 7/31/97, annual accounts receivable audit performed by the Bank's Asset Based Department with results satisfactory to Bank, at Borrower's expense, but not to exceed $2,000.
4) All reasonable out-of-pocket expenses incurred by Bank in connection with its due diligence and closing of this transaction, such expenses not to exceed $200,000, shall be reimbursed by Borrower.


INTERNET TRAVEL NETWORK


By:  _____________________________________
        (Authorized Signature and Title)